Exhibit 99

Form 4 Joint Filers’ Information

Name:  Andreeff Equity Advisors, L.L.C.
Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL 32459
Designated Filer: Dane Andreeff
Issuer & Ticker Symbol: Geokinetics Inc. (GOK)
Date of Event Requiring Statement: November 6, 2009

Signature:	/s/ Dane Andreeff
By:	Dane Andreeff, Managing Member